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                                                                   EXHIBIT 99.1


[PROXYMED LOGO]                                            COMPANY NEWS RELEASE


                             FOR IMMEDIATE RELEASE


CONTACT:
JUDSON E. SCHMID
CHIEF FINANCIAL OFFICER
954-473-1001, EXT. 300
INVESTORRELATIONS@PROXYMED.COM


  PROXYMED ACQUIRES MEDUNITE FROM NATION'S SEVEN LARGEST PAYERS - Acquisition
   adds 90 million healthcare transactions, 30,000 physicians and almost $20 million in annual revenue, bringing preferred relationships with the industry's largest payers -

         FORT LAUDERDALE, FLORIDA. (Business Wire) January 2, 2003 -- ProxyMed, Inc. (Nasdaq:PILL), a leading provider of physician office transaction processing services, today announced that it has acquired 100% of the capital stock of MedUnite, Inc., a private company founded by seven of the nation's largest health insurers, for $10.0 million in cash and $13.4 million in 4% convertible debt. MedUnite shall be operated as a wholly-owned subsidiary of ProxyMed.

         This acquisition unites ProxyMed's physician claims platform - the nation's second largest - with MedUnite's real-time Internet-based platform - one of the largest in the industry. In conjunction with the acquisition, ProxyMed has formed a strategic relationship with NDCHealth Corporation (NYSE:
NDC) to process claim and real-time transactions generated from the 100,000 physician clients on their Lytec and MediSoft practice management solutions.

         The acquisition of MedUnite by ProxyMed will create an organization with over:

         -        $70 million in annual revenues

         -        140,000 physicians and other healthcare providers

         -        200 million healthcare transactions processed annually

         "ProxyMed's acquisition of MedUnite will create the nation's second largest physician-based transaction processing company, second only to WebMD (Nasdaq: HLTH). We are excited by this opportunity to significantly grow our business while expanding our relationship with our payer partners and NDCHealth," said Michael Hoover, Chairman and CEO of ProxyMed.

         "The strategic relationship between NDCHealth and ProxyMed for physician claims transactions and automated enrollment processing will significantly benefit both companies," said Walter M. Hoff, Chief Executive Officer of NDC Health. "ProxyMed has built a solid and seamless network of physician and institutional connectivity solutions with excellent customer service levels. The addition of MedUnite's suite of products and services truly creates one the industry's most impressive offerings."


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         The process to select the purchaser of MedUnite was extremely competitive and involved many of the major industry players. Among other reasons, ProxyMed was selected due to (i) its existing relationships with each of the founding seven insurers, (ii) its industry leading FOCUS program for converting paper submitting physicians to electronic transactions, and (iii) its ability to provide a full service alternative platform to the payer and provider marketplace, one of the goals of MedUnite's founders. In addition, ProxyMed will expand and build on MedUnite's state-of-the-art network platform for processing real-time transactions. That network has direct real-time connectivity to all seven founders for processing transactions such as eligibility, claims status, referrals and authorizations. ProxyMed plans to cross-sell these new transactions to its existing 110,000 physician clients, creating a large potential for transaction growth.

         "This is a major step forward in ProxyMed's long-term strategy to become the leading provider of transaction processing capabilities in the healthcare industry," said Braden Kelly, Partner with General Atlantic Partners and ProxyMed Board Member. "Given MedUnite's payer founders and the investment they have made in the company and its technology, it is a unique asset in the industry. Through this transaction, ProxyMed has solidified relationships with its payer partners, significantly expanded its physician network base, and expanded its real-time transaction processing capabilities. We are enthusiastic about the potential of the combined company."

         "With the MedUnite technology established, the MedUnite founders wanted to expand the availability of the technology to the maximum number of physicians as quickly as possible. After a rigorous evaluation process, the founders decided to merge MedUnite into ProxyMed as the best way to achieve the critical mass needed to maximize physician adoption for these new and important services," said Jay Gellert, Chairman of the Board of MedUnite and Chief Executive Officer of HealthNet.

CONFERENCE CALLS:

         ProxyMed executive management will host two live teleconference calls to discuss its acquisition of MedUnite. Both calls are accessible by calling 1-800-915-4836 on the dates noted below and will be simultaneously broadcast on the Internet at www.proxymed.com:

         - Strategic Impact of Acquisition - Today, Thursday January 2, 2003 at 1:00 p.m. Eastern Time.

         - Expected Financial Results of Acquisition - to be discussed at the Company's previously announced updated guidance call to be held on January 7, 2003 at 10:00 a.m Eastern Time. ProxyMed estimates that the acquisition of MedUnite will be dilutive to its financial results for 2003, but accretive for 2004 and beyond.

         Replays of both teleconference calls will be available at www.proxymed.com approximately two hours after each call.


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         ABOUT MEDUNITE, INC.

         MedUnite is an independent full-service technology firm founded by seven of the nation's leading health plans: Aetna, Anthem, CIGNA, Health Net, Oxford, PacifiCare and WellPoint. MedUnite promotes the evolution of healthcare transactions from an inefficient, paper-based system to an economical, real-time Internet-based connectivity tool for physicians, insurers, laboratories and other healthcare constituents. For more information on MedUnite's transaction services call 1-800-586-6870, email:
provider.info@medunite.com, or visit: www.medunite.com.

         ABOUT PROXYMED - WHERE HEALTHCARE CONNECTS(TM)

         ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence.

         More information on ProxyMed is available on its home page at http://www.proxymed.com.

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events, including without limitation the statements relating to the opportunities presented by this acquisition and the implementation of any associated agreements, including without limitations, the new strategic relationship with NDCHealth, the expected financial impact on ProxyMed of this acquisition, ProxyMed's ability to expand MedUnite's network platform, ProxyMed's ability to create significant transaction growth as a result of the acquisition, and the benefit to ProxyMed of the new relationships the acquisition has allowed it to establish .. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to our ability to successfully integrate this acquisition and implement any associated agreements, the soundness of our business strategies relative to the perceived market opportunities and attendant risk; our ability to identify suitable market opportunities and other acquisition candidates, if any; our ability to successfully integrate any such future acquisitions; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services, including without limitations, our ability under our FOCUS program for converting paper submitting physicians to electronic transactions, and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in the Risk Factors disclosure in our Form 10-K for the year ended December 31, 2001 and our other filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.